EXHIBIT 23.1

                Consent of Independent Accountants



We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated January 23, 1995 appearing on page 41 of Conrail Inc.'s Annual Report on Form 10-K for the year ended
December 31, 1994. We also consent to the reference to us under the heading "Experts" in such Prospectus.





Price Waterhouse LLP
Thirty South Seventeenth Street
Philadelphia, PA 19103
September 26, 1995


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